                                  EXHIBIT 23.1

                               ACCOUNTANTS CONSENT

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
Collins Industries, Inc.

We consent to the incorporation by reference in the registration statements (No.
333-24647  and No.  333-24651)  on Form S-8 of Collins  Industries,  Inc. of our
report dated July 28, 2005, with respect to the  consolidated  balance sheets of
Collins  Industries,  Inc.  as of October  31,  2004 and 2003,  and the  related consolidated  statements  of  income  and  comprehensive  income,  shareholders'
investment and cash flows for each of the years in the  three-year  period ended
October 31, 2004, which report appears in the October 31, 2004, annual report on
Form  10-K of  Collins  Industries,  Inc.  Our  reports  refer to the  Company's restatement of the consolidated financial statements for the years ended October
31, 2003 and 2002 and includes an explanatory paragraph which refers to the fact that the Company has  restated its  consolidated  financial  statements  for the years ended  October 31, 2003 and 2002 and a change in  accounting  for goodwill and other intangible assets in 2003.

KPMG LLP

Kansas City, Missouri
July 28, 2005